UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure
On December 4, 2017, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") sent a letter to its stockholders urging them to reject an unsolicited offer to purchase shares of common stock of the Registrant at a price of $6.89 per share in cash. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Additionally, on December 4, 2017, Griffin Capital Company, LLC, the sponsor (the "Sponsor") of the Registrant, issued a press release on behalf of the Registrant, disclosing the acquisition of the LPL property described below in Item 8.01. A copy of the press release is filed herein as Exhibit 99.2.
Also on December 4, 2017, the Registrant sent an investor update providing financial and operational information as of September 30, 2017 to its investors, a copy of which is filed herein as Exhibit 99.3.
Pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), the information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2 and 99.3 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934. Exhibits 99.1, 99.2 and 99.3 are incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 8.01.        Other Events

Acquisition of LPL Property

On November 30, 2017, the Registrant acquired two adjacent, six-story, Class "A" office buildings totaling 451,598 square feet of rentable area, and a six-level structured parking deck with approximately 1,900 spaces situated on two parcels totaling approximately 16.3-acres from an unaffiliated third party (the "LPL property"). The LPL property is currently leased in its entirety to LPL Holdings, Inc. (the "Tenant"), with a parent guarantee from LPL Financial Holdings, Inc. (NASDAQ: LPLA) ("LPL"). The purchase price for the LPL property was $130 million, plus closing costs. The acquisition of the LPL property serves as a replacement property for a 1031 exchange related to the Registrant's recent sale of DreamWorks Animation’s Headquarters and Studio Campus for $290 million. The acquisition was consummated with proceeds from the relinquished property in the 1031 exchange. The Registrant's advisor earned approximately $3.25 million in acquisition fees in connection with the acquisition of the LPL property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.8 million in connection with the acquisition of the LPL property, approximately $0.5 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.3 million of which was paid to unaffiliated third parties.

LPL, together with its subsidiaries, provides an integrated platform of brokerage and investment advisory services to more than 14,000 independent financial advisors in the United States, including financial advisors at approximately 700 financial institutions. LPL is the nation’s largest independent broker-dealer, a leading custodian for registered investment advisors, and a leading independent consultant to retirement plans. Its brokerage offerings include variable and fixed annuities, mutual funds, equities, alternative investments, retirement and 529 education savings plans, fixed income, and insurance. As of August 2017, the company’s total brokerage and advisory assets were $551 billion and LPL has a current equity market capitalization of $4.7 billion.

The LPL property is located 17 miles south of Charlotte near the intersection of I-77 and Highway 160 within the Kingsley master-planned development in Fort Mill, York County, South Carolina. It was constructed in 2016 as a build-to-suit for LPL and is currently the largest of LPL’s three major offices nationally. Although LPL is headquartered in Boston, MA, a significant number of its key executives and personnel office in either Fort Mill, SC or San Diego, CA. The state-of-the-art Fort Mill campus is the firm’s largest corporate office by headcount and square footage, with approximately 2,000 total employees. The Registrant believes the LPL property is a business essential facility to LPL's overall operations due to the management and operating functions performed therein, LPL's long term commitment to the area as evidenced by its non-cancelable 19-year lease, and its substantial initial investment in the property.

The LPL lease, as amended, is an absolute-net lease with a remaining term of approximately 19 years upon the Registrant's acquisition, expiring in October 2036. The lease also includes 1.75% annual base rental rate increases for the remaining duration of the lease, and four five-year renewal options.

The initial capitalization rate on the LPL property's year one income is 6.03%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from LPL including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that LPL will perform its obligations under its lease agreement during the first year of its lease with the Registrant.

The Tenant will be responsible for managing the LPL property. Griffin Capital Essential Asset Property Management, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the LPL property.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
    99.1    Letter to Stockholders dated December 4, 2017
    99.2    Press Release dated December 4, 2017
    99.3    Investor Update dated December 4, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: December 4, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary